     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 23, 2000
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------
                                    FORM S-3

                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                               IDAHO POWER COMPANY
             (Exact name of registrant as specified in its charter)

                  IDAHO                                      82-0130980
     (State or other jurisdiction of                     (I.R.S. Employer
      incorporation or organization)                   Identification Number)

                              --------------------

                             1221 WEST IDAHO STREET
                             BOISE, IDAHO 83702-5627
                                 (208) 388-2200
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                              --------------------

           JAN B. PACKWOOD                        J. LAMONT KEEN                       ROBERT W. STAHMAN, ESQ.
              President               Senior Vice President-Administration and     Vice President, General Counsel
     and Chief Executive Officer             Chief Financial Officer                        and Secretary
         Idaho Power Company                   Idaho Power Company                       Idaho Power Company
        1221 West Idaho Street                1221 West Idaho Street                    1221 West Idaho Street
       Boise, Idaho 83702-5627               Boise, Idaho 83702-5627                   Boise, Idaho 83702-5627
            (208) 388-2200                        (208) 388-2200                            (208) 388-2200

         (Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

                              --------------------

                                   COPIES TO:

                            ELIZABETH W. POWERS, ESQ.
                     LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                              125 West 55th Street
                            New York, New York 10019
                                 (212) 424-8000

           APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

           If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                          CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------------------------
                                                                                     Proposed
                                                                Proposed              maximum
Title of each class of securities      Amount to be         maximum offering    aggregate offering        Amount of
to be registered (1)                registered (1) (2)     price per unit (3)      price (2) (3)     registration fee (3)
---------------------------------------------------------------------------------------------------------------------------
First Mortgage Bonds
Serial Preferred Stock,
  without par value
Debt Securities
 Total..................              $200,000,000                 100%            $200,000,000             $52,800
---------------------------------------------------------------------------------------------------------------------------


(1) Such indeterminate number or amount of first mortgage bonds, serial preferred stock and debt securities of Idaho Power Company as may from time to time be issued at indeterminate prices. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

(2) Such amount as shall result in an aggregate initial offering price for all securities of $200,000,000.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Accordingly, the table does not specify by each class information as to the amount to be registered or the proposed maximum offering price per unit.

           Pursuant to Rule 429, the prospectus filed as part of this registration statement is being filed as a combined prospectus in connection with this registration statement and registration statement File No. 33- 51215.

           THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


-------------------------------------------------------------------------------

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   Subject to Completion, Dated March 23, 2000

PROSPECTUS

                                  $200,000,000
                               IDAHO POWER COMPANY
                              First Mortgage Bonds
                             Serial Preferred Stock,
                                Without Par Value
                                 Debt Securities

         We may offer from time to time, in one or more series:

         -         our first mortgage bonds

         -         our serial preferred stock, without par value, and

         -         our unsecured debt securities.

         We may offer these securities in any combination in one or more offerings up to a total amount of $200,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.

         We may offer these securities directly or through underwriters, agents or dealers, as described in the "Plan of Distribution". The supplements to this prospectus will describe the terms of any particular plan of distribution, including any underwriting arrangements.

         Our principal executive offices are located at 1221 West Idaho Street, Boise, Idaho 83702-5627, and our telephone number is (208) 388-2200.

                               -----------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                                               _____________, 2000.

                            ABOUT IDAHO POWER COMPANY

         We are an electric public utility incorporated in Idaho in 1989. Our company began operations in 1915, as a Maine corporation. In 1998, we reorganized into a holding company structure and became the principal subsidiary of IDACORP, Inc. IDACORP owns all of our outstanding common stock.

         We are engaged in the generation, purchase, transmission, distribution and sale of electric energy. Our service territory covers an approximate 20,000-square-mile area in southern Idaho, eastern Oregon and northern Nevada, with an estimated population of 793,600. As of December 31, 1999, we supplied electric energy to 384,440 general business customers.

                           FORWARD-LOOKING INFORMATION

         In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, we are hereby filing cautionary statements. These cautionary statements identify important factors that could cause our actual results to differ materially from those projected in forward-looking statements made in this prospectus or any prospectus supplement, in presentations, in response to questions or otherwise. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance are not statements of historical facts and may be forward-looking. These statements often, but not always, use words or phrases such as "anticipates", "believes", "estimates", "expects", "intends", "plans", "predicts", "projects", "will likely result", "will continue" or similar expressions. Forward-looking statements involve estimates, assumptions and uncertainties and are qualified in their entirety by reference to, and are accompanied by, the following important factors. These factors are difficult to predict, contain uncertainties, are beyond our control and may cause actual results to differ materially from those contained in forward-looking statements:

           - prevailing governmental policies and regulatory actions, including those of the Federal Energy Regulatory Commission, the Idaho Public Utilities Commission, the Oregon Public Utility Commission and the Public Utilities Commission of Nevada, with respect to allowed rates of return, industry and rate structure, acquisition and disposition of assets and facilities, operations and construction of plant facilities, recovery of purchased power and other capital investments, and present or prospective wholesale and retail competition, including but not limited to retail wheeling and transmission costs

           - economic and geographic factors including political and economic risks

           - changes in and compliance with environmental and safety laws and policies

           -          weather conditions

           -          competition for retail and wholesale customers

           -          pricing and transportation of commodities

           -          year 2000

           -          market demand, including structural market changes

           -          changes in tax rates or policies or in rates of inflation

           -          changes in project costs

           - unanticipated changes in operating expenses and capital expenditures

           -          capital market conditions

           -          competition for new energy development opportunities and

           - legal and administrative proceedings, whether civil or criminal, and settlements that influence our business and profitability.

         Any forward-looking statement speaks only as of the date on which we make the statement. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which we make the statement or to reflect the occurrence of unanticipated events. New factors emerge from time to time; we cannot predict all factors or assess the impact of all factors on our business, or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

                     DESCRIPTION OF THE FIRST MORTGAGE BONDS

         GENERAL. We will issue the first mortgage bonds offered in this prospectus under our Indenture of Mortgage and Deed of Trust, dated as of October 1, 1937. Bankers Trust Company is the corporate trustee, and Stanley Burg serves as individual trustee. We have amended and supplemented this indenture in the past and will supplement it again by one or more supplemental indentures relating to these first mortgage bonds.

         This section briefly summarizes some of the provisions of the indenture and uses some terms that are not defined in this prospectus but that are defined in the indenture. This summary is not complete. The indenture is on file with the Securities and Exchange Commission, and we have incorporated it by reference in this prospectus. You should read the indenture for a complete understanding of its provisions and for the definitions of some terms used in this summary.

         We issue bonds in series. Each series of bonds may have different terms. We will include all of the following information about a specific series of bonds in the prospectus supplement relating to those bonds:

           -          the designation and series of the bonds

           -          the aggregate principal amount of the bonds

           -          the offering price of the bonds

           -          the date or dates on which the bonds will mature

           - the interest rate or rates for the bonds, or how we will determine the interest rate or rates

           -          the dates on which we will pay the interest on the bonds

           -          the denominations in which we may issue the bonds

           - the terms pursuant to which we may redeem the bonds, if any

           - whether we will issue all or a portion of the bonds in global form and

           - any other terms or provisions relating to the bonds that are not inconsistent with the provisions of the indenture.

           FORM AND EXCHANGE. Unless we state otherwise in the prospectus supplement:

           - we will issue the bonds in fully registered form without coupons

           - a holder of bonds may exchange bonds, without charge, for an equal aggregate principal amount of bonds of the same series, having the same issue date and with identical terms and provisions and

           - a holder of bonds may transfer bonds, without charge, other than applicable stamp taxes or other governmental charges.

           We may issue all or some of the bonds in book-entry form, which means that global notes, not certificates, will represent the bonds. If we issue global notes representing any bonds, then a depository that we select will keep a record of the beneficial interests in the global notes and record any transfers of beneficial interests.

           We will describe any additional requirements as to the form and method of exchange of bonds in the prospectus supplement.

           INTEREST AND PAYMENT. We will pay principal, premium, if any, and interest in U.S. dollars at Bankers Trust Company in New York City, and, at our option, at our office in Boise, Idaho.

         MAINTENANCE REQUIREMENTS. We will file a certificate with the corporate trustee within 90 days after the close of each calendar year stating that:

           - we have made the necessary expenditures to maintain our property in good condition as an operating system or

           - we will designate an additional amount that should be spent for this purpose.

If we designate an additional amount, we must deliver to the corporate trustee, within 30 days, cash equal to that amount less the following deductions:

           - expenditures made after the close of the year to maintain the property and

         - any allowances for waiver of our right to issue additional bonds under the indenture.

INDENTURE, SECTION 38

         We may withdraw this cash for reimbursement for later expenditures on:

         -         property maintenance, repairs, renewals and replacements

         - waiver of our right to issue additional bonds under the indenture or

         - the purchase or redemption of bonds of any series, unless a supplemental indenture provides otherwise for a particular series of bonds.

We must spend or appropriate 15% of our annual gross operating revenues for maintenance, retirement or amortization of our properties. We may, however, anticipate or make up these expenditures or appropriations within the five years that immediately follow or precede a particular year. INDENTURE, SECTION 38; SECOND SUPPLEMENTAL, SECTION 15

         IMPROVEMENT OR SINKING FUND. The sinking or improvement fund requirement no longer applies to any series, including bonds issued under this prospectus. TWENTY-SEVENTH SUPPLEMENTAL, SECTION 14

         SECURITY. The indenture secures all bonds issued under the indenture equally and ratably, without preference, priority or distinction. We may issue additional first mortgage bonds in the future, and those first mortgage bonds will also be secured by the indenture. In the opinion of our general counsel, the lien of the indenture constitutes a first mortgage on all the properties that we own, except as discussed below, subject only to liens for taxes and assessments that are not delinquent and minor excepted encumbrances. Certain of our properties are subject to easements, leases, contracts, covenants, compensation awards and similar encumbrances and minor defects and clouds common to properties. In the opinion of our general counsel, none of these interferes with our operations.

         The indenture does not create a lien on the following excepted property:

         - revenues or profits, or notes or accounts receivable, contracts or choses in action, except as permitted by law during a completed default

         -        securities or cash, except when pledged

         -        merchandise or equipment manufactured or acquired for resale.

         The indenture creates a lien on our interest in property that we subsequently acquire other than excepted property, subject to limitations in the case of consolidation, merger or sale of substantially all our assets. INDENTURE, SECTION 87 We have covenanted to execute and deliver instruments that are necessary to carry out the purposes of the indenture and to create a lien on after-acquired property that the indenture covers. GRANTING CLAUSES

         The indenture does not contain any covenants or other provisions to provide holders of the first mortgage bonds special protection in the event of a highly-leveraged transaction.

         ISSUANCE OF ADDITIONAL BONDS. The indenture limits the aggregate principal amount of bonds at any one time outstanding to $900 million. We may amend the indenture and increase this amount without consent of the holders of first mortgage bonds. INDENTURE, SECTIONS 22 AND 121; TWENTY-SIXTH SUPPLEMENTAL,
ARTICLE IV The indenture contains some restrictions on increasing the amount of prior lien bonds. INDENTURE, SECTION 46

         We may issue additional bonds that rank equally with the bonds in principal amount equal to:

         - 60% of the cost or fair value, whichever is less, of property additions made after December 31, 1943, less the amount of prior lien bonds thereon INDENTURE, ARTICLE V

         - the principal amount of first mortgage bonds or prior lien bonds referred to above, retired or then to be retired INDENTURE, ARTICLES V AND VI

                                    or

         - the amount of cash that we deposit with the corporate trustee for the purpose, which we may withdraw on the same basis as bonds may be issued INDENTURE, ARTICLE VII.

         We may not issue bonds as provided above, with certain exceptions, unless we meet a net earnings requirement. Generally, the indenture requires that our net earnings must be at least twice the annual interest requirements on all outstanding debt of equal or prior rank, including the bonds that we propose to issue. Under certain circumstances, the net earnings test does not apply, including the issuance of refunding bonds to retire outstanding bonds which mature in less than two years or which are of an equal or higher interest rate, or prior lien bonds.

         We calculate net earnings before deduction of:

         -         property retirement expenses, depreciation or depletion

         -         interest expense on indebtedness

         -         amortization of debt discount and expense and

         -         any taxes measured by or dependent on net income

We may include only a limited amount of revenue from property not subject to the lien of the indenture in net earnings. INDENTURE, SECTION 7

         Property additions consist of electric or gas property, or property used in connection therewith. Property additions exclude securities, contracts, merchandise and equipment for consumption or resale, materials and supplies, property used principally for production or gathering of natural gas, or any power sites and uncompleted works under Idaho state permits. In determining net property additions, we deduct all retired funded property from gross property additions except to the extent of certain credits respecting released funded property. INDENTURE, SECTION 4 The indenture restricts issuance of bonds based on property additions that are subject to prior liens to no more than 15% of all bonds outstanding. However, the prior liens must not exceed 50% of the cost or fair value, whichever is less, of these property additions. INDENTURE, SECTION 26

         As of January 31, 2000, we could issue under the indenture approximately $800 million of additional first mortgage bonds based on unfunded property additions and $110 million of additional first mortgage bonds based on retired first mortgage bonds.

         We estimate that at January 31, 2000, unfunded property additions were approximately $1.3 billion.

         RELEASE OF PROPERTIES. Generally, we may release property from the lien of the indenture by doing the following:

         -        depositing cash with the corporate trustee

         -        substituting property additions or

         - waiving our right to issue additional bonds on the basis of retired bond credits, without application of the net earnings test.

INDENTURE, SECTION 59

         AMENDMENT OF THE INDENTURE. Generally we may modify or amend the indenture with the consent of the holders of 75% in principal amount of all outstanding first mortgage bonds. However, when an amendment does not affect all series of first mortgage bonds, holders of 75% of the principal amount of all outstanding first mortgage bonds of each series affected must also consent to the amendment.

         We have reserved the right to amend the indenture without consent of the holders of any series of first mortgage bonds created after May 1, 1978, including bonds to be issued under this prospectus, to change the percentage required above for amendments from 75% to 60%.

         In most cases, unless the bondholder consents, we cannot make the following modifications:

         -         extend the maturity of the bond

         -        reduce the interest rate

         -        create any lien equal or prior to the lien of the indenture or

         -        deprive any bondholder of a lien upon the mortgaged property.

INDENTURE, SECTIONS 113, 121; TWENTY-THIRD SUPPLEMENTAL, SECTION 9

         EVENTS OF DEFAULT. The following are defaults, sometimes called completed defaults, under the indenture:

         - failure to pay the principal of any bond when due and payable whether at maturity or otherwise

         -        failure to pay interest on any bond for 60 days

         - failure to pay principal of or interest on any outstanding prior lien bond

         - failure to observe certain covenants concerning bankruptcy, insolvency or receivership or

         - failure to perform other covenants, agreements or conditions contained in the indenture for 90 days after the corporate trustee gives us notice.

INDENTURE, SECTION 65

         MISCELLANEOUS. The indenture provides that the corporate trustee, upon request of the holders of a majority in interest of the outstanding first mortgage bonds, if properly indemnified to its satisfaction, must take action to enforce the lien of the indenture. INDENTURE, SECTION 92; SIXTH SUPPLEMENTAL,
ARTICLE XXIII

         We covenant in the indenture to deliver a certificate to the trustee annually, within 90 days after the close of the fiscal year, to show that we are in compliance with the terms of the indenture and that we have not defaulted under the indenture. TWENTY-SIXTH SUPPLEMENTAL, SECTION 8; THIRTY-THIRD SUPPLEMENTAL, SECTION 8

                     DESCRIPTION OF THE NEW PREFERRED STOCK

         GENERAL. Our charter authorizes us to issue the following capital stock:

         -        50,000,000 shares of common stock, par value $2.50 per share

         -        215,000 shares of 4% preferred stock, par value $100 per share

         - 150,000 shares of serial preferred stock, par value $100 per share and

         -        3,000,000 shares of serial preferred stock, without par value.

         In this section, we summarize certain rights and privileges of the new preferred stock, which is part of the serial preferred stock, without par value. Our description outlines these provisions in general terms. For a fuller understanding of these provisions, you should read our charter which is on file with the Securities and Exchange Commission and incorporated by reference in this prospectus. We also refer you to Idaho corporate law.

         We issue preferred stock in series. Some terms of a series may differ from those of another series. The prospectus supplement will describe the terms for each series. The board of directors will also describe these terms in a statement of resolution establishing the series. We will file this statement of resolution with the Secretary of State of Idaho and with the Securities and Exchange

Commission. You should read this document to understand the terms of the preferred stock more fully.

         The terms of the preferred stock will include any of the following that apply to the series:

         -        the title of the series of new preferred stock

         -        the number of shares in the series

         - the dividend rate or rates or how we will determine the rate or rates and the dividend payment dates

         - whether we will list the series on a national securities exchange

         - the date or dates, if any, on which we MUSt redeem the series of new preferred stock or MAY redeem it at our option and any restrictions on such redemptions

         - any sinking fund or other provisions which obligate us to repurchase all or any part of the series of new preferred stock

         - the amount we must pay on the series in case of our liquidation, dissolution or winding up

         -        the voting rights, if any, of the series.

         DIVIDEND RIGHTS. Each series of the new preferred stock will be entitled to dividends only when and as declared by our board of directors. These dividends are cumulative. The new preferred stock will rank prior to the common stock and equally with the preferred stocks of all series as to dividends.

         The charter requires the board of directors to pay dividends, or declare and set dividends apart for payment, on the outstanding serial preferred stock, without par value, and the serial preferred stock, $100 par value, for each dividend period during or for which dividends have been paid, or declared and set apart for payment, on the 4% Preferred Stock. The charter also requires that dividends not be paid, or declared and set apart for payment, on any outstanding series of the serial preferred stock, without par value, or serial preferred stock, $100 par value, unless dividends are paid, or declared and set apart for payment, upon all of the outstanding preferred stocks for all dividend periods terminating on the same or an earlier date.

         LIQUIDATION RIGHTS. Upon our dissolution or liquidation, we must pay amounts due to holders of the preferred stocks before we distribute any assets to holders of common stock. These amounts consist of the full par value or stated value of the preferred stock, plus any accumulated and unpaid dividends.

         VOTING RIGHTS. Except as we specify below, the capital stock has the following voting rights:

         -        each share of 4% preferred stock has 20 votes

         - the serial preferred stock, $100 par value, and the serial preferred stock, without par value, have the voting rights, if any, that the board of directors gives them and

         -        the common stock has one vote per share.

         Shareholders cannot cumulate votes when they elect directors.

         If we have cumulated but not paid dividends on the 4% preferred stock in an amount equivalent to four or more quarters, these shareholders are entitled at each succeeding annual meeting of shareholders to elect a majority of the board of directors until we eliminate the unpaid dividends. All shareholders entitled to vote without distinction as to class elect the remaining directors. This right is subject to the rights of holders of the serial preferred stock, without par value, discussed below.

         If we have cumulated but not paid dividends on the serial preferred stock, without par value, in an amount equivalent to six or more quarters, these shareholders are entitled at each succeeding annual meeting of shareholders to elect two directors until we eliminate the unpaid dividends. The two directors are elected from those directors who would otherwise be elected by the shareholders without distinction as to class. All shareholders entitled to vote without distinction as to class elect the remaining directors, subject to the rights of holders of 4% preferred stock discussed above.

         Our charter and the laws of Idaho may also give preferred shareholders special voting rights in certain matters, such as the following:

         -        approving certain mergers

         -        amending the terms of the preferred stocks

         - creating new stock that is prior or equal to the preferred stocks or

         - issuing additional preferred stocks, under certain circumstances.

         The charter contains special voting provisions concerning amendment or repeal of certain sections of the charter.

         The charter also contains requirements that we must meet if we consummate a merger or certain other transactions with a shareholder who owns 10% or more of our outstanding voting stock. Unless two-thirds of our directors meeting certain criteria specified in the charter, such as non-affiliation with the shareholder, approve the business combination, we must meet:

         -        fair price requirements, described in the charter, and

         - 80% of the shareholders entitled to vote must approve the business combination.

         Unless we meet an earnings test, the holders of 4% preferred stock and of serial preferred stock, $100 par value, have the following voting rights when we issue certain types of stock.

         As long as any shares of 4% preferred stock are outstanding, a majority of holders of this stock must approve the following issuances:

         -        additional shares of 4% preferred stock and

         - shares of stock of any class with relative rights and preferences equal to or superior to those of the 4% preferred stock with respect to:

                  -        payment of dividends or

                  -        distribution of assets in liquidation.

         However, we may issue the stock without a vote if our gross income, after deducting taxes and depreciation, for twelve consecutive months within the fifteen months preceding the proposed transaction is 1 3/4 times the sum of our annual interest and preferred dividend requirements.

         As long as any shares of serial preferred stock, $100 par value, are outstanding, a majority of holders of this stock must approve the following issuances:

         - additional shares of serial preferred stock, $100 par value, and

         - shares of stock of any class with relative rights and preferences equal to or superior to those of the serial preferred stock, $100 par value, with respect to:

                  -        payment of dividends or

                  -        distribution of assets in liquidation.

         However, we may issue the stock without a vote if (1) we issue shares to refinance preferred stock or (2) our gross income, after deducting taxes and depreciation, for twelve consecutive months within the fifteen months preceding the proposed transaction, is 1 1/2 times the sum of annual interest and preferred dividend requirements.

         THE BOARD. The board of directors consists of three classes. Each class has, as nearly as possible, an equal number of directors who serve staggered three-year terms. If cause exists, shareholders entitled to vote can remove a director from office by a two-thirds vote. If cause does not exist, they must vote unanimously to remove a director.

         OTHER PROVISIONS. When issued and sold for its purchase price, the new preferred stock will be fully paid and nonassessable and the holders will not be liable for further calls or assessment. The new preferred stock will have no subscription rights, conversion rights or preemptive rights.

         Unless we state otherwise in the prospectus supplement, we have not restricted our rights to repurchase or redeem the new preferred stock while there is any arrearage in dividend payments or sinking fund installments on the new preferred stock.

         MISCELLANEOUS. We are the transfer agent and registrar for the new preferred stock.

                         DESCRIPTION OF DEBT SECURITIES

         GENERAL. We will issue the debt securities offered in this prospectus under a debt securities indenture. We will indicate the trustee under this indenture in the prospectus supplement. We may amend and supplement this indenture and will supplement it by one or more supplemental indentures relating to these debt securities.

          This section briefly summarizes certain of the provisions of the debt securities indenture and uses some terms that are not defined in this prospectus but that are defined in the indenture. This summary is not complete. The form of the indenture is on file with the Securities and Exchange Commission, and we have incorporated it by reference in this prospectus. You should read the indenture for a complete understanding of its provisions and for the definition of some terms used in this summary. In the summary below, we have included references to section numbers of the indenture so that you can easily locate these provisions.

         The debt securities that we may issue under this indenture will be unsecured. The indenture does not limit the amount of debt securities that we may issue; it does not restrict the amount or type of other debt that we may issue or contain any other provisions that would afford holders of the debt securities protection in the event of a highly leveraged transaction. We may use other indentures or documentation containing provisions different from those included in the indenture under which we are offering these debt securities in connection with future issues of debt securities. We may also offer our first mortgage bonds, which are secured indebtedness and which are described above under the caption "Description of the First Mortgage Bonds". As of January 31, 2000, there were $557 million in aggregate principal amount of our first mortgage bonds outstanding.

         The debt securities that we are offering in this prospectus will rank as equal in right of payment to our other unsecured indebtedness that is outstanding now or that we may issue in the future, except for any indebtedness that, by its terms, is subordinate to these debt securities.

         We will issue debt securities in series. Each series of debt securities may have different terms and, in some cases, debt securities of the same series may have different terms. The prospectus supplement relating to a particular series of debt securities will contain the following information about those debt securities:

         -        the title of the series

         -        any limit on the aggregate principal amount of the series

         - the date or dates on which we will issue the debt securities of that series and on which we will pay the principal amount and any premium

         - the rate or rates at which the debt securities of that series will bear interest, or how we will determine the rate or rates

         -        the date or dates from which interest will accrue

         - the dates on which we will pay interest on the debt securities of that series and the regular record dates for the interest payment dates

         - the place or places where we will pay the principal of, premium, if any, and interest, if different from those we describe in this prospectus

         - any redemption terms, including mandatory redemption through a sinking fund or otherwise, redemption at our option and redemption at the option of the holder

         - the denominations in which we will issue the debt securities of that series, if other than denominations of $1,000 and any integral multiple of $1,000

         - the provisions for the satisfaction and discharge of the indenture if different from those we describe in this prospectus and

         -        any other terms of the debt securities of the series.

         FORM AND EXCHANGE. Unless we state otherwise in the prospectus supplement:

         - we will issue the debt securities in fully registered form without coupons

         - a holder of debt securities may exchange debt securities, without charge, for an equal aggregate principal amount of debt securities of the same series, having the same issue date and with identical terms and provisions and

         - a holder of debt securities may transfer debt securities, without charge, other than applicable stamp taxes or other governmental charges.

         Unless we state otherwise in the prospectus supplement, the transfer of debt securities may be registered and exchanged at the corporate trust office of the trustee, in New York, New York, as security registrar. We may change the place for registration or transfer and exchange. We may designate one or more additional places for registration and exchange, all at our discretion.

         We are not required to execute or to provide for the registration of transfer or exchange of any debt security

         - during a period of 15 days prior to giving any notice of redemption with respect to that debt security or

         - that has been selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

INDENTURE, SECTIONS 3.6 AND 4.2

         We may issue all or some of the debt securities in book-entry form, which means that global notes, not certificates, will represent the debt securities. If we issue global notes representing any debt securities, then a depository that we select will keep a record of the beneficial interests in the global notes and record any transfers of beneficial interests.

         We will describe any additional requirements as to the form and method of exchange of debt securities in the prospectus supplement. INDENTURE, SECTION 3.1

         PAYMENT OF DEBT SECURITIES. Unless we state otherwise in the prospectus supplement, we will pay interest on each debt security to the person in whose name the debt security is registered as of the close of business on the regular record date for that interest payment date. We will pay the interest due at maturity to the person to whom principal is paid. If we have defaulted in the payment of interest on any debt security, we may pay the defaulted interest to the holder of the debt security as of the close of business on a special record date that is not less than 10 days prior to the date we propose to pay the defaulted interest. Notice of the special record date will be given by mail at least 15 days before the special record date. We may also pay defaulted interest in any other lawful manner permitted by requirements of any securities exchange on which the debt security may be listed, if the trustee deems that manner of payment practicable. INDENTURE, SECTION 3.8

         Unless we state otherwise in the prospectus supplement, we will pay the principal of and premium, if any, and interest at maturity at the corporate trust office of the trustee, in New York, New York, as our paying agent. We may change the place of payment. We may appoint one or more additional paying agents and may remove any paying agent, all at our discretion. INDENTURE, SECTION 4.2

         REDEMPTION. We will describe any terms for the optional or mandatory redemption of a particular series of debt securities in the prospectus supplement. Unless we state in the prospectus supplement that the debt securities of that series are redeemable at the option of a holder, debt securities will be redeemable only at our option. In order to exercise our right to redeem any debt security, we must give the holder notice by mail at least 30 days prior to the date fixed for redemption. If we want to redeem fewer than all the debt securities of a series, the trustee will choose the particular debt securities to be redeemed by a method of random selection, substantially pro rata, that the trustee believes is fair and appropriate and which complies with the requirements of the principal national securities exchange, if any, on which the debt securities of that series are listed. If the debt securities to be redeemed have different terms and different maturities, we may select the particular debt securities to be redeemed.

         If we are redeeming the debt securities at our option, we may make the redemption conditional upon the paying agent or agents receiving from us, on or prior to the date fixed for redemption, enough money to redeem all of the debt securities called for redemption, including accrued interest, if any. If sufficient money has not been received, the notice will not be effective and we will not be required to redeem the debt securities. INDENTURE, SECTION 14.2

         CONSOLIDATION, MERGER OR SALE. The indenture provides that we will not consolidate with, merge with or into any other corporation, whether or not we are the surviving corporation, or sell, assign, transfer or lease all or substantially all of our properties and assets as an entirety or substantially as an entirety to any person or group of affiliated persons, in one transaction or a series of related transactions, unless:

         - the successor corporation, if we are not the surviving corporation, is a corporation organized under the laws of the United States or any state thereof or the District of Columbia and expressly assumes in writing all of our obligations under the outstanding debt securities and the indenture

         - immediately before and after giving effect to the transaction or series of transactions, no event of default, and no default, shall have occurred and be continuing and

         - we deliver to the trustee an officer's certificate and an opinion of counsel stating that the transaction and the supplemental indenture comply with the indenture.

INDENTURE, ARTICLE NINE

         EVENTS OF DEFAULT. The following are events of default with respect to any series of debt securities:

         - failure to pay the principal of, or premium, if any, on, any debt security of that series when due and payable at maturity, and upon redemption, but excluding any failure by us to deposit money in connection with any redemption that is at our option, and the time for payment has not been extended or deferred

         - failure to pay interest on any debt security of that series when due and our failure continues for 30 days, and the time for payment has not been extended or deferred

         - failure to make a sinking fund payment when due with respect to debt securities of that series

         - failure to observe or perform any other covenant, warranty or agreement contained in the debt securities of that series or in the indenture (other than a covenant, agreement or warranty included in the indenture solely for the benefit of another series of debt securities), and our failure continues for 60 days after we have received written notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series;

         - certain events relating to our bankruptcy, insolvency or reorganization and

         - any other event of default with respect to debt securities of that series specified in the applicable prospectus supplement.

INDENTURE, SECTION 6.1

         An event of default with respect to the debt securities of any series does not necessarily constitute an event of default with respect to any other series of debt securities issued under the indenture. Unless we cure the default, the trustee is required to give notice of any default known to it within ninety (90) days after the default has occurred (the term "default" includes any event which after notice or passage of time or both would be an event of default); except that, in the case of an event of default or default in payment, the trustee is protected in withholding notice if and so long as the board of directors, the executive committee or directors or responsible officers of the trustee in good faith determine that the withholding of notice is in the interest of the holders. INDENTURE, SECTION 6.11

         If an event of default with respect to debt securities of any series, other than due to events of bankruptcy, insolvency or reorganization, occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice in writing to us, and to the trustee if given by the holders, may declare the unpaid principal of and accrued interest to the date of acceleration on all the outstanding debt securities of that series to be due and payable immediately. The holders of a majority of the principal amount of the outstanding debt securities of that series, upon the conditions provided in the indenture, may rescind an acceleration and its consequences with respect to that series.

         If an event of default occurs due to bankruptcy, insolvency or reorganization, all unpaid principal of and accrued interest on the outstanding debt securities of all series will become immediately due and payable without any declaration or other act on the part of the trustee or any holder. INDENTURE, SECTION 6.2

         The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series. INDENTURE, SECTION 6.9.

         Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders have offered to the trustee reasonable indemnity. INDENTURE, SECTION 7.2

         The indenture provides that we must periodically file statements with the trustee regarding compliance by us with all conditions and covenants contained in the indenture. INDENTURE, SECTION 4.6

         MODIFICATION OF INDENTURE. We may modify the indenture, without notice to or the consent of any holders of debt securities, with respect to certain matters, including:

         - to add one or more covenants or other provisions for the benefit of holders of debt securities of one or more series or to surrender any of our rights or powers; and

         - to cure any ambiguity, defect or inconsistency or to correct or supplement any provision which may be inconsistent with any other provision of the indenture.

INDENTURE, SECTION 10.1

         In addition, we may modify certain of our rights and obligations and the rights of holders of the debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities. INDENTURE, SECTION 10.2

         No amendment or modification may, without the consent of each holder of any outstanding debt security affected:

         -        change the stated maturity of any debt security

         - reduce the principal amount of, or the rate of interest on, or the amount of any premium on, or extend the time for payment or change the method of calculating interest on, any debt security, or extend the time for payment of those amounts or reduce the amount of principal of an original issue discount security that would be due and payable upon acceleration of maturity

         - impair the right to institute suit for the enforcement of any payment on or with respect to any debt security

         - reduce the percentage in principal amount of outstanding debt securities of any series necessary to modify or amend the indenture, or to waive compliance with certain provisions of the indenture or defaults or events of default and their consequences or

         - subordinate any debt securities to any other of our indebtedness.

INDENTURE, ARTICLE TEN

         WAIVER. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may waive any default or event of default with respect to that series, except a default or event of default in the payment of the principal of, or premium, if any, or any interest or with respect of a provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding debt securities of that series. INDENTURE, SECTION 6.10

         DEFEASANCE. Unless we state otherwise in the prospectus supplement relating to the debt securities of a particular series, the indenture provides that we shall be discharged from our obligations under the indenture with respect to any series of debt securities at any time prior to the maturity date or redemption of that series when

         -        we have irrevocably deposited with the trustee, in trust,

                  - sufficient funds to pay the principal of and premium, if any, and interest to the maturity date or redemption on, the debt securities of that series, or

                  - an amount of direct obligations of, or obligations the principal of and interest on which are fully guaranteed by, the United States government, and which are not subject to prepayment, redemption or call, as will, together with the income thereon, be sufficient to pay when due the principal of, and premium, if any, and interest to the maturity date or redemption on, the debt securities of that series, and

         - we have paid all other sums payable with respect to the debt securities of that series.

         Upon the discharge of the indenture with respect to a particular series, the holders of debt securities of that series shall no longer be entitled to the benefits of the indenture, except for purposes of registration of transfer, exchange and replacement of lost, stolen or mutilated debt securities. INDENTURE, SECTIONS 12.1 AND 12.3

         CONCERNING THE TRUSTEE. We and our affiliates may conduct banking transactions with the trustee in the normal course of business.

                       RATIOS OF EARNINGS TO FIXED CHARGES
              AND RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND
                      PREFERRED STOCK DIVIDEND REQUIREMENTS

                                                                        Twelve Months Ended
                                                              -------------------------------------
                                                                           December 31,
                                                              -------------------------------------
                                                              1995    1996    1997    1998     1999
                                                              ----    ----    ----    ----     ----
Ratio of Earnings to Fixed Charges..........................  3.32    3.42    3.18    3.23     3.26
Supplemental Ratio of Earnings to Fixed Charges(1)..........  3.22    3.32    3.10    3.14     3.17
Ratio of Earnings to Combined Fixed Charges and
   Preferred Stock Dividend Requirements....................  2.73    2.83    2.83    2.84     2.89
Supplemental Ratio of Earnings to Combined Fixed
   Charges and Preferred Stock Dividend
   Requirements(1)..........................................  2.67    2.77    2.76    2.78     2.82

--------------------
(1) Includes fixed charges related to our guaranty of the American Falls Reservoir District long-term bonds and of the Milner Dam Inc. notes.


                                 USE OF PROCEEDS

         Unless we state otherwise in the prospectus supplement, we will add the net proceeds from the sale of the securities to our general funds. We may use our general funds for any of the following purposes:

         -        to acquire property

         -        to construct additional electric facilities

         -        to improve or maintain our service

         - to redeem or purchase outstanding preferred stock and debt securities and

         -        to repay short-term borrowings.

If we do not use the proceeds immediately, we may temporarily invest them in short-term instruments.


                              PLAN OF DISTRIBUTION

         We may sell the securities:

         -        through underwriters or dealers

         -        through agents or

         - directly to a limited number of purchasers or to a single purchaser.

         THROUGH UNDERWRITERS OR DEALERS. If we use underwriters in the sale, the underwriters will buy the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of the sale. The underwriters may sell the securities directly or through underwriting syndicates that managing underwriters represent. Unless we state otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the securities if they purchase any of them.

         If we use a dealer in the sale, we will sell those securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices determined at the time of resale.

         Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

         THROUGH AGENTS. We may from time to time designate one or more agents to sell the securities. Unless we state otherwise in the prospectus supplement, any agent will agree to use its best efforts to solicit purchases for the period of its appointment.

         DIRECTLY. We may sell the securities directly to one or more purchasers. In this case, there will be no underwriters or agents.

         GENERAL INFORMATION.

         The prospectus supplement will state:

         -        the names of any underwriters, dealers or agents

         -        the terms of the securities offered

         - the purchase price of the securities and the proceeds we will receive from the sale

         -        any initial public offering price

         - any underwriting discounts and other items constituting underwriters' compensation and

         - any discounts or concessions allowed or reallowed or paid to dealers

         We may authorize agents, underwriters or dealers to solicit offers from certain institutions. We may sell the securities to these institutions for delayed delivery at a specified date in the future. At that time, they will pay the public offering price on the terms we describe in the prospectus supplement.

         We may agree to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act of 1933.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual and quarterly reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy these reports at any of the facilities of the Securities and Exchange Commission listed below:

PUBLIC REFERENCE FACILITIES                    REGIONAL OFFICE                      REGIONAL OFFICE
---------------------------                    ---------------                      ---------------
  450 Fifth Street, N.W.                    500 W. Madison Street                 7 World Trade Center
  Washington, DC  20549                     Suite 1400                            Suite 1300
                                            Chicago, IL 60661-2511                New York, NY  10048

         You may obtain copies of our filed reports from the SEC upon payment of a duplicating fee. Please call the SEC at 1-800-SEC-0330 for further information on the public reference facilities. The SEC maintains an Internet site that contains reports, proxy and information statements and other information about issuers that file automatically. The address of that site is http://www.sec.gov.

         This prospectus is part of a registration statement that we filed with the SEC. This prospectus does not contain all information in, or exhibits to, the registration statement. You may inspect the registration statement and exhibits without charge at the SEC's office, 450 Fifth Street, N.W., Washington, D.C. 20549, and you may obtain copies upon payment of a duplicating fee.

                      INFORMATION INCORPORATED BY REFERENCE

         The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents that we filed with the SEC (SEC file number 1-3198):

         -        Annual Report on Form 10-K for the year ended December 31,
                  1999 and

         - All documents we file under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before we terminate the offering.

         We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may obtain a copy of any of these documents at no cost, by written or oral request to us at the following address:

                               Shareowner Services
                               Idaho Power Company
                              1221 W. Idaho Street
                                 Boise, ID 83702
                             Telephone 208-388-2200

                                 LEGAL OPINIONS

         LeBoeuf, Lamb, Greene & MacRae, L.L.P., New York, New York and Robert
W. Stahman, Vice President, General Counsel and Secretary for Idaho Power Company, will pass upon the legality of the securities for Idaho Power Company. Sullivan & Cromwell will pass upon the legality of the securities for any underwriter, dealer or agent. LeBoeuf, Lamb, Greene & MacRae, L.L.P. and Sullivan & Cromwell may, for matters governed by the laws of Idaho, rely upon the opinion of Mr.

Stahman. As of December 31, 1999, Mr. Stahman owned 21,806 shares of common stock of IDACORP, Idaho Power's parent company. Mr. Stahman is acquiring additional shares of IDACORP common stock at regular intervals through employee stock plans.

                                     EXPERTS

         The financial statements and the related financial statement schedule of Idaho Power Company incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         Robert W. Stahman, Vice President, General Counsel and Secretary of the Company, has reviewed the statements under "Description of the First Mortgage Bonds" relating to the lien of the indenture and the statements as to matters of law and legal conclusions in the documents incorporated by reference. We make these statements in reliance upon his opinion and authority as an expert.

                    ----------------------------------------

================================================================================


You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are offering to sell securities and seeking offers to buy securities only in states where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus.

                                TABLE OF CONTENTS

                                                                     PAGE
                                                                     -----
ABOUT IDAHO POWER COMPANY .......................................     2

FORWARD-LOOKING INFORMATION .....................................     2

DESCRIPTION OF THE FIRST
     MORTGAGE BONDS .............................................     3

DESCRIPTION OF THE NEW
     PREFERRED STOCK ............................................     8

DESCRIPTION OF DEBT SECURITIES ..................................    12

RATIOS OF EARNINGS TO FIXED CHARGES
     AND RATIOS OF EARNINGS TO
     COMBINED FIXED CHARGES AND
     PREFERRED STOCK DIVIDEND
     REQUIREMENTS ...............................................    18

USE OF PROCEEDS .................................................    19

PLAN OF DISTRIBUTION ............................................    19

WHERE YOU CAN FIND MORE
     INFORMATION ................................................    20

INFORMATION INCORPORATED BY
     REFERENCE ..................................................    20

LEGAL OPINIONS ..................................................    21

EXPERTS .........................................................    21

================================================================================


================================================================================




                               IDAHO POWER COMPANY




                                  -------------




                              FIRST MORTGAGE BONDS
                             SERIAL PREFERRED STOCK,
                                WITHOUT PAR VALUE
                                 DEBT SECURITIES




                                  -------------




                                  -------------

                                   PROSPECTUS

                                  -------------


                                ___________, 2000




================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the estimated expenses in connection with the offering described in this Registration Statement:

         Registration fee..................................  $ 52,800
         Accountants' fees*................................    30,000
         Printing and engraving fees*......................    30,000
         Legal fees*.......................................   330,000
         Indenture recording fees*(1)......................     5,000
         Trustee's fees*(1)................................    28,000
         Registrar fees*(2)................................    10,000
         Rating Agency fees*(1)............................    50,000
         Regulatory Agency fees*...........................     3,000
         Blue Sky fees and expenses*.......................    10,000
         Other*............................................     1,200
                                                             --------
                                 Total*....................  $550,000
                                                             ========

------------------
*        Estimated

(1) Required only if securities are issued as first mortgage bonds or debt securities.
(2)      Required only if securities are issued as preferred stock.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Sections 30-1-850 ET SEQ. of the Idaho Business Corporation Act provide for indemnification of Idaho Power Company's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended.

         Article 12 of Idaho Power Company's Restated Articles of Incorporation, as amended, provides that Idaho Power Company shall indemnify its directors and officers against liability and expenses and shall advance expenses to its directors and officers in connection with any proceeding to the fullest extent permitted by the Act as now in effect or as it may be amended or substituted from time to time. Article VI of the Amended Bylaws of Idaho Power Company provides that Idaho Power Company shall have the power to purchase insurance on behalf of any director, officer, employee or agent against liability and expenses in connection with any proceeding, to the extent permitted under applicable law. Article VI further provides that Idaho Power Company may enter into indemnification agreements with any director, officer, employee or agent to the extent permitted under any applicable law.

         Pursuant to underwriting agreements filed or to be filed as exhibits to the registration statement relating to underwritten offerings of securities, the underwriters may agree to indemnify each officer and director of Idaho Power Company and each person, if any, who controls the Company within the meaning of the Securities Act of 1933, against certain liabilities, including liabilities under said Act and to provide contribution in circumstances where indemnification is unavailable. Agency agreements may contain similar agreements.

         Idaho Power Company has liability insurance protecting its directors and officers against liability by reason of their being or having been directors or officers. The premium, payable solely by Idaho Power Company, is not separately allocable to the sale of the securities registered hereby. In addition, Idaho Power Company has entered into indemnification agreements with its directors and officers to provide for indemnification to the maximum extent permitted by law.

ITEM 16. EXHIBITS.

EXHIBIT          FILE NUMBER                 AS EXHIBIT
-------          -----------                 ----------
1.1                                                               --     The Underwriting Agreement for First
                                                                         Mortgage Bonds and any selling agency
                                                                         or distribution agreement with any
                                                                         agent will be filed as an exhibit to a
                                                                         Current Report on Form 8-K and
                                                                         incorporated herein by reference.

1.2                                                               --     The Underwriting Agreement for Debt
                                                                         Securities and any selling agency or
                                                                         distribution agreement with any agent
                                                                         will be filed as an exhibit to a Current
                                                                         Report on Form 8-K and incorporated
                                                                         herein by reference.

1.3                                                               --     The Underwriting Agreement for
                                                                         Preferred Stock will be filed as an
                                                                         exhibit to a Current Report on Form
                                                                         8-K and incorporated herein by
                                                                         reference.

*2               333-48031                  2                     --     Agreement and Plan of Exchange
                                                                         between IDACORP, Inc. and Idaho
                                                                         Power Company, dated as of
                                                                         February 2, 1998.

*4.1              33-00440                  4(a)(xiii)            --     Restated Articles of Incorporation of
                                                                         Idaho Power Company as filed with the
                                                                         Secretary of State of Idaho on June 30,
                                                                         1989.

EXHIBIT          FILE NUMBER                 AS EXHIBIT
-------          -----------                 ----------
*4.2             33-65720                    4(a)(ii)             --     Statement of Resolution Establishing
                                                                         Terms of Flexible Auction Series A,
                                                                         Serial Preferred Stock, Without Par
                                                                         Value (cumulative stated value of
                                                                         $100,000 per share), as filed with the
                                                                         Secretary of State of Idaho on
                                                                         November 5, 1991.

*4.3             33-65720                    4(a)(iii)            --     Statement of Resolution Establishing
                                                                         Terms of 7.07% Serial Preferred Stock,
                                                                         Without Par Value (cumulative stated
                                                                         value of $100 per share), as filed with
                                                                         the Secretary of State of Idaho on June
                                                                         30, 1993.

*4.4             33-56071                    3(d)                 --     Articles of Share Exchange, as filed
                                                                         with the Secretary of State of Idaho on
                                                                         September 29, 1998.

4.5                                                               --     Form of Resolution Establishing Terms
                                                                         of New Preferred Stock will be filed as
                                                                         an exhibit to a Current Report on Form
                                                                         8-K and incorporated herein by
                                                                         reference.

*4.6             33-41166                    4(b)                 --     Waiver resolution to Restated Articles
                                                                         of Incorporation of Idaho Power
                                                                         Company adopted by Shareholders on
                                                                         May 1, 1991.

*4.7             1-3198 Form 10-Q            3(c)                 --     By-laws of the Company amended on
                 for Quarter End                                         September 9, 1999, and presently in
                 9/30/99                                                 effect.

*4.8             2-3413                      B-2                  --     Mortgage and Deed of Trust, dated as
                                                                         of October 1, 1937, between the
                                                                         Company and Bankers Trust Company
                                                                         and R.G. Page, as Trustees.

*4.9                                                               --    Supplemental Indentures to Mortgage
                                                                         and Deed of Trust:

                                             NUMBER                      DATED
                                             ------                      -----
                 1-MD         B-2-a          First                 July 1, 1939
                 2-5395       7-a-3          Second                November 15, 1943
                 2-7237       7-a-4          Third                 February 1, 1947
                 2-7502       7-a-5          Fourth                May 1, 1948

                                             NUMBER                DATED
                                             ------                -----
                 2-8398       7-a-6          Fifth                 November 1, 1949
                 2-8973       7-a-7          Sixth                 October 1, 1951
                 2-12941      2-C-8          Seventh               January 1, 1957
                 2-13688      4-J            Eighth                July 15, 1957
                 2-13689      4-K            Ninth                 November 15, 1957
                 2-14245      4-L            Tenth                 April 1, 1958
                 2-14366      2-L            Eleventh              October 15, 1958
                 2-14935      4-N            Twelfth               May 15, 1959
                 2-18976      4-O            Thirteenth            November 15, 1960
                 2-18977      4-Q            Fourteenth            November 1, 1961
                 2-22988      4-B-16         Fifteenth             September 15, 1964
                 2-24578      4-B-17         Sixteenth             April 1, 1966
                 2-25479      4-B-18         Seventeenth           October 1, 1966
                 2-45260      2(c)           Eighteenth            September 1, 1972
                 2-49854      2(c)           Nineteenth            January 15, 1974
                 2-51722      2(c)(i)        Twentieth             August 1, 1974
                 2-51722      2(c)(ii)       Twenty-first          October 15, 1974
                 2-57374      2(c)           Twenty-second         November 15, 1976
                 2-62035      2(c)           Twenty-third          August 15, 1978
                 33-34222     4(d)(iii)      Twenty-fourth         September 1, 1979
                 33-34222     4(d)(iv)       Twenty-fifth          November 1, 1981
                 33-34222     4(d)(v)        Twenty-sixth          May 1, 1982
                 33-34222     4(d)(vi)       Twenty-seventh        May 1, 1986
                 33-00440     4(c)(iv)       Twenty-eighth         June 30, 1989
                 33-34222     4(d)(vii)      Twenty-ninth          January 1, 1990
                 33-65720     4(d)(iii)      Thirtieth             January 1, 1991
                 33-65720     4(d)(iv)       Thirty-first          August 15, 1991
                 33-65720     4(d)(v)        Thirty-second         March 15, 1992
                 33-65720     4(d)(vi)       Thirty-third          April 1, 1993
                 1-3198       4              Thirty-fourth         December 1, 1993
                 Form 8-K
                 dated 12/17/93

EXHIBIT      FILE NUMBER                     AS EXHIBIT
-------      -----------                     ----------
*4.10            1-3198                      4(b)                 --     Instruments relating to Idaho Power
                 Form 10-K                   10(c)                       Company American Falls bond
                 for 1998                                                guarantee.

*4.11            33-65720                    4(f)                  --    Agreement of Idaho Power Company to
                                                                         furnish certain debt instruments.

4.12                                                               --    Form of Supplemental Indenture
                                                                         relating to the First Mortgage Bonds.


EXHIBIT      FILE NUMBER                     AS EXHIBIT
-------      -----------                     ----------
4.13                                                               --    Form of Indenture for Debt Securities
                                                                         between Idaho Power Company, and          , as
                                                                         Trustee. The form(s) of Debt Securities with
                                                                         respect to each particular offering will be
                                                                         filed as an exhibit to a Current Report on
                                                                         Form 8-K and incorporated herein by
                                                                         reference.

5.1                                                               --     Opinion and consent of Robert W.
                                                                         Stahman, Esq.
5.2                                                                --    Opinion and consent of LeBoeuf, Lamb,
                                                                         Greene & MacRae, L.L.P.

*12.1            1-3198                      12(d)                --     Computation of Idaho Power Company
                 Form 10-K for Year                                      Ratios of Earnings to Fixed Charges.
                 End 12/31/99

*12.2            1-3198                      12(e)                --     Computation of Idaho Power Company
                 Form 10-K for Year                                      Supplemental Ratios of Earnings to
                 End 12/31/99                                            Fixed Charges.

*12.3            1-3198                      12(f)                --     Computation of Idaho Power Company
                 Form 10-K for Year                                      Ratios of Earnings to Combined Fixed
                 End 12/31/99                                            Charges and Preferred Stock Dividend
                                                                         Requirements.

*12.4            1-3198                      12(g)                --     Computation of Idaho Power Company
                 Form 10-K for Year                                      Supplemental Ratios of Earnings to
                 End 12/31/99                                            Combined Fixed Charges and Preferred
                                                                         Stock Dividend Requirements.

23                                                                --     Consent of Deloitte & Touche LLP.

24                                                                --     Power of Attorney
                                                                         (included on the signature page hereof).

25.1                                                              --     Form T-1, Statement of Eligibility
                                                                         under the Trust Indenture Act of 1939
                                                                         of Bankers Trust Company, Trustee,
                                                                         under the Mortgage and Deed of Trust
                                                                         pursuant to which First Mortgage Bonds
                                                                         may be issued.

EXHIBIT      FILE NUMBER                     AS EXHIBIT
-------      -----------                     ----------
25.2                                                              --     Form T-1, Statement of Eligibility
                                                                         under the Trust Indenture Act of 1939
                                                                         of the trustee under the Debt Securities
                                                                         Indenture dated as of             , pursuant
                                                                         to which Debt Securities may be issued
                                                                         will be filed as an exhibit to a Current
                                                                         Report on Form 8-K and incorporated
                                                                         herein by reference.

25.3                                                              --     Form T-2, Statement of Eligibility
                                                                         under the Trust Indenture Act of 1939
                                                                         of Stanley Burg under the Mortgage and
                                                                         Deed of Trust pursuant to which First
                                                                         Mortgage Bonds may be issued.

------------------
*     Previously Filed and Incorporated Herein By Reference.

ITEM 17.          UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3)of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of
                  Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under
                  Section 305(b)(2) of the Trust Indenture Act.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

         Each director and/or officer of the issuer whose signature appears below hereby authorizes any agent for service named in this Registration Statement to execute in the name of each such person, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to the Registration Statement, and appoints any such agent for service as attorney-in-fact to sign in his behalf individually and in each capacity stated below and file any such amendments to the Registration Statement, and the issuer hereby confers like authority to sign and file on its behalf.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boise, State of Idaho, on the 22nd day of March, 2000.

                                         IDAHO POWER COMPANY

                                         By    /s/ JAN B. PACKWOOD
                                              ---------------------------
                                              Jan B. Packwood
                                              President and Chief
                                              Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date or dates indicated.

SIGNATURE                                  TITLE                                             DATE
---------                                  -----                                             ----
 /s/ JON H. MILLER                         Chairman of the Board                             March 22, 2000
-----------------------------------------
             (Jon H. Miller)


 /s/ JAN B. PACKWOOD                       President, Chief Executive Officer and            March 22, 2000
-----------------------------------------  Director
            (Jan B. Packwood)


 /s/ J. LAMONT KEEN                        Senior Vice President - Administration            March 22, 2000
-----------------------------------------  and Chief Financial Officer (Principal
            (J. LaMont Keen)               Financial Officer)



 /s/ DARREL T. ANDERSON                    Vice President - Finance and Treasurer            March 22, 2000
-----------------------------------------  (Principal Accounting Officer)
          (Darrel T. Anderson)

SIGNATURE                                  TITLE                                             DATE
---------                                  -----                                             ----
 /s/ ROTCHFORD L. BARKER                              Director                               March 22, 2000
-----------------------------------------
          (Rotchford L. Barker)


 /s/ ROBERT D. BOLINDER                               Director                               March 22, 2000
-----------------------------------------
          (Robert D. Bolinder)


 /s/ ROGER L. BREEZLEY                                Director                               March 22, 2000
-----------------------------------------
           (Roger L. Breezley)


 /s/ JOHN B. CARLEY                                   Director                               March 22, 2000
-----------------------------------------
            (John B. Carley)


 /s/ PETER T. JOHNSON                                 Director                               March 22, 2000
-----------------------------------------
           (Peter T. Johnson)


 /s/ JACK K. LEMLEY                                   Director                               March 22, 2000
-----------------------------------------
            (Jack K. Lemley)


 /s/ EVELYN LOVELESS                                  Director                               March 22, 2000
-----------------------------------------
            (Evelyn Loveless)


 /s/ PETER S. O'NEILL                                 Director                               March 22, 2000
-----------------------------------------
           (Peter S. O'Neill)


 /s/ ROBERT A. TINSTMAN                               Director                               March 22, 2000
-----------------------------------------
          (Robert A. Tinstman)

                                  EXHIBIT INDEX

EXHIBIT      FILE NUMBER                     AS EXHIBIT
-------      -----------                     ----------
1.1                                                               --     The Underwriting Agreement for First
                                                                         Mortgage Bonds and any selling agency
                                                                         or distribution agreement with any
                                                                         agent will be filed as an exhibit to a
                                                                         Current Report on Form 8-K and
                                                                         incorporated herein by reference.

1.2                                                               --     The Underwriting Agreement for Debt
                                                                         Securities and any selling agency or
                                                                         distribution agreement with any agent
                                                                         will be filed as an exhibit to a Current
                                                                         Report on Form 8-K and incorporated
                                                                         herein by reference.

1.3                                                               --     The Underwriting Agreement for
                                                                         Preferred Stock will be filed as an
                                                                         exhibit to a Current Report on Form
                                                                         8-K and incorporated herein by
                                                                         reference.

*2               333-48031                   2                    --     Agreement and Plan of Exchange,
                                                                         between IDACORP, Inc. and Idaho
                                                                         Power Company, dated as of
                                                                         February 2, 1998.

*4.1             33-00440                    4(a)(xiii)            --     Restated Articles of Incorporation of
                                                                          Idaho Power Company as filed with the
                                                                          Secretary of State of Idaho on June 30,
                                                                          1989.

*4.2             33-65720                    4(a)(ii)             --     Statement of Resolution Establishing
                                                                         Terms of Flexible Auction Series A,
                                                                         Serial Preferred Stock, Without Par
                                                                         Value (cumulative stated value of
                                                                         $100,000 per share), as filed with the
                                                                         Secretary of State of Idaho on
                                                                         November 5, 1991.

*4.3             33-65720                    4(a)(iii)            --     Statement of Resolution Establishing
                                                                         Terms of 7.07% Serial Preferred Stock,
                                                                         Without Par Value (cumulative stated
                                                                         value of $100 per share), as filed with
                                                                         the Secretary of State of Idaho on June
                                                                         30, 1993.

EXHIBIT      FILE NUMBER                     AS EXHIBIT
-------      -----------                     ----------
*4.4             33-56071                    3(d)                 --     Articles of Share Exchange, as filed
                                                                         with the Secretary of State of Idaho on
                                                                         September 29, 1998.

4.5                                                               --     Form of Resolution Establishing Terms
                                                                         of New Preferred Stock will be filed as
                                                                         an exhibit to a Current Report on Form
                                                                         8-K and incorporated herein by
                                                                         reference.

*4.6             33-41166                    4(b)                 --     Waiver resolution to Restated Articles
                                                                         of Incorporation of Idaho Power
                                                                         Company adopted by Shareholders on
                                                                         May 1, 1991.

*4.7             1-3198 Form 10-Q            3(c)                 --     By-laws of the Company amended on
                 for Quarter End                                         September 9, 1999, and presently in
                 9/30/99                                                 effect.

*4.8             2-3413                      B-2                  --     Mortgage and Deed of Trust, dated as
                                                                         of October 1, 1937, between the
                                                                         Company and Bankers Trust Company
                                                                         and R.G. Page, as Trustees.

*4.9                                                               --    Supplemental Indentures to Mortgage
                                                                         and Deed of Trust:

                                             NUMBER                      DATED
                                             ------                      -----
                 1-MD         B-2-a          First                 July 1, 1939
                 2-5395       7-a-3          Second                November 15, 1943
                 2-7237       7-a-4          Third                 February 1, 1947
                 2-7502       7-a-5          Fourth                May 1, 1948
                 2-8398       7-a-6          Fifth                 November 1, 1949
                 2-8973       7-a-7          Sixth                 October 1, 1951
                 2-12941      2-C-8          Seventh               January 1, 1957
                 2-13688      4-J            Eighth                July 15, 1957
                 2-13689      4-K            Ninth                 November 15, 1957
                 2-14245      4-L            Tenth                 April 1, 1958
                 2-14366      2-L            Eleventh              October 15, 1958
                 2-14935      4-N            Twelfth               May 15, 1959
                 2-18976      4-O            Thirteenth            November 15, 1960
                 2-18977      4-Q            Fourteenth            November 1, 1961
                 2-22988      4-B-16         Fifteenth             September 15, 1964
                 2-24578      4-B-17         Sixteenth             April 1, 1966
                 2-25479      4-B-18         Seventeenth           October 1, 1966
                 2-45260      2(c)           Eighteenth            September 1, 1972

                                             NUMBER                      DATED
                                             ------                      -----
                 2-49854      2(c)           Nineteenth            January 15, 1974
                 2-51762      2(c)(i)        Twentieth             August 1, 1974
                 2-51722      2(c)(ii)       Twenty-first          October 15, 1974
                 2-57374      2(c)           Twenty-second         November 15, 1976
                 2-62035      2(c)           Twenty-third          August 15, 1978
                 33-34222     4(d)(iii)      Twenty-fourth         September 1, 1979
                 33-34222     4(d)(iv)       Twenty-fifth          November 1, 1981
                 33-34222     4(d)(v)        Twenty-sixth          May 1, 1982
                 33-34222     4(d)(vi)       Twenty-seventh        May 1, 1986
                 33-00440     4(c)(iv)       Twenty-eighth         June 30, 1989
                 33-34222     4(d)(vii)      Twenty-ninth          January 1, 1990
                 33-65720     4(d)(iii)      Thirtieth             January 1, 1991
                 33-65720     4(d)(iv)       Thirty-first          August 15, 1991
                 33-65720     4(d)(v)        Thirty-second         March 15, 1992
                 33-65720     4(d)(vi)       Thirty-third          April 1, 1993
                 1-3198       4              Thirty-fourth         December 1, 1993
                 Form 8-K
                 dated 12/17/93

EXHIBIT      FILE NUMBER                     AS EXHIBIT
-------      -----------                     ----------
*4.10            1-3198                      4(b)                  --     Instruments relating to Idaho Power
                 Form 10-K                   10(c)                        Company American Falls bond guarantee.
                  for 1998

*4.11            33-65720                    4(f)                  --     Agreement of Idaho Power Company to
                                                                          furnish certain debt instruments.

4.12                                                               --     Form of Supplemental Indenture
                                                                          relating to the First Mortgage Bonds.

4.13                                                               --     Form of Indenture for Debt Securities
                                                                          between Idaho Power Company, and
                                                                                  , as Trustee. The form(s) of Debt
                                                                          Securities with respect to each particular
                                                                          offering will be filed as an exhibit to a
                                                                          Current Report on Form 8-K and incorporated
                                                                          herein by reference.

5.1                                                               --      Opinion and consent of Robert W. Stahman, Esq.

5.2                                                                --     Opinion and consent of LeBoeuf, Lamb,
                                                                          Greene & MacRae, L.L.P.

EXHIBIT          FILE NUMBER                 AS EXHIBIT
-------          -----------                 ----------
*12.1            1-3198                      12(d)                --     Computation of Idaho Power Company
                 Form 10-K for Year                                      Ratios of Earnings to Fixed Charges.
                 End 12/31/99

*12.2            1-3198                      12(e)                --     Computation of Idaho Power Company
                 Form 10-K for Year                                      Supplemental Ratios of Earnings to
                 End 12/31/99                                            Fixed Charges.
*12.3            1-3198                      12(f)                --     Computation of Idaho Power Company
                 Form 10-K for Year                                      Ratios of Earnings to Combined Fixed
                 End 12/31/99                                            Charges and Preferred Stock Dividend
                                                                         Requirements.

*12.4            1-3198                      12(g)                --     Computation of Idaho Power Company
                 Form 10-K for Year                                      Supplemental Ratios of Earnings to
                 End 12/31/99                                            Combined Fixed Charges and Preferred
                                                                         Stock Dividend Requirements.

23                                                                --     Consent of Deloitte & Touche LLP.

24                                                                --     Power of Attorney
                                                                         (included on the signature page hereof).

25.1                                                              --     Form T-1, Statement of Eligibility
                                                                         under the Trust Indenture Act of 1939
                                                                         of Bankers Trust Company, Trustee,
                                                                         under the Mortgage and Deed of Trust
                                                                         pursuant to which First Mortgage Bonds
                                                                         may be issued.

25.2                                                              --     Form T-1, Statement of Eligibility
                                                                         under the Trust Indenture Act of 1939
                                                                         of  the trustee under the Debt Securities
                                                                         Indenture dated as of                  ,
                                                                         pursuant to which Debt Securities may
                                                                         be issued will be filed as an exhibit to a
                                                                         Current Report on Form 8-K and
                                                                         incorporated herein by reference.

25.3                                                              --     Form T-2, Statement of Eligibility
                                                                         under the Trust Indenture Act of 1939
                                                                         of Stanley Burg under the Mortgage and
                                                                         Deed of Trust pursuant to which First
                                                                         Mortgage Bonds may be issued.

------------------
*    Previously Filed and Incorporated Herein By Reference.


                                     II-13